MGI PROPERTIES
                               PART I - EXHIBIT 11
                        COMPUTATION OF EARNINGS PER SHARE


                                                                                                Three Months Ended
                                                                                                ------------------
                                                                                 February 29, 2000       February 28, 1999
                                                                                 -----------------       -----------------

BASIC
Net income                                                                         $ 1,177,000                 $7,437,000
==============================================================================================================================

Weighted average number of shares outstanding during the period                     13,774,221                 13,770,999
==============================================================================================================================

Basic earnings per share                                                                 $0.09                      $0.54
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DILUTED EARNINGS PER SHARE
Net income                                                                          $1,177,000                 $7,437,000
==============================================================================================================================

Weighted average number of shares outstanding assuming full dilution                15,258,281                 14,210,671
==============================================================================================================================

Diluted earnings per share                                                               $0.08                      $0.52
==============================================================================================================================




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